UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): December 31, 2020 (December 22, 2020)

PDL Community Bancorp

(Exact name of Registrant as Specified in Its Charter)

Federal	001-38224	82-2857928
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2244 Westchester Avenue Bronx, NY		10462
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (718) 931-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	PDLB	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Contract of Sale of Real Property

On December 31, 2020, PDL Community Bancorp (the “Company”) announced that on December 22, 2020, through PFS Service Corp. (“PFS”), the service company of its subsidiary Ponce Bank (the “Bank”), had entered into a contract of sale and leaseback of real property that PFS owns located at 3821 Bergenline Avenue, Union City, New Jersey (the “Real Property”). The purchase price for the Real Property is $2.4 million. PFS’ carrying value of the Real Property as of December 22, 2020 was $512,000. It is anticipated that there will be additional expenses incurred during the closing of the transaction.

In the leaseback transaction, the Bank will lease back the Real Property for an initial term of 15 years and will have four optional terms of five years each. The initial base annual rent will be $145,000 subject to annual rent increases of 1.5%.

Item 9.01	Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated December 31, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PDL Community Bancorp

Date: December 31, 2020	By:	/s/ Carlos P. Naudon
Carlos P. Naudon
President and Chief Executive Officer